EXHIBIT 5.1

OPINION OF COUNSEL

Snell & Wilmer LLP
600 Anton Boulevard
Suite 1400
Costa Mesa, California 92626-7689
TELEPHONE: (714) 427-7000
FACSIMILE: (714) 427-7799

July 14, 2009

Peregrine Pharmaceuticals, Inc.
14272 Franklin Avenue, Suite 100
Tustin, California 92780-7017

Re:          Registration Statement on Form S-3
Peregrine Pharmaceuticals, Inc., Common Stock, par value $.001 per share and Warrants

Ladies and Gentlemen:

We have acted as counsel to Peregrine Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time pursuant to Rule 415 under the Securities Act of: (i) common stock, $0.001 par value per share, of the Company (the “Common Stock”) and warrants to purchase Common Stock (the “Warrants”). The “Securities” refers to the Company Stock and Warrants, collectively.  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In addition, we have acted as counsel to the Company in connection with the registration on behalf of certain of its security holders (the “Selling Security Holders”) of an aggregate of 1,873,711 shares of Common Stock consisting of (i) 1,692,047 shares of Common Stock underlying warrants dated as of December 19, 2008 (the “2008 Warrants”); and (ii) 181,664 shares of Common Stock underlying a stock option dated December 22, 1999 (the “1999 Option”).

We also have participated in the preparation of the prospectus and “at the market” prospectus (together, the “Prospectus”) contained in the Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion is an exhibit. The Securities will be offered (i) in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale or (ii) “at the market” in accordance with Rule 415(a)(4) under the Securities Act. Supplements to the Prospectus (each a “Prospectus Supplement”) contained in the Registration Statement will contain such amounts, prices and terms for securities offered other than “at the market.”

July 14, 2009

In rendering the opinions below, we have examined and relied upon: (i) the Registration Statement, including the Prospectus; (ii) the Company’s Certificate of Incorporation and Bylaws, as currently in effect; and (iii) such certificates, statutes, documents, and other instruments as we considered appropriate for purposes of the opinions expressed below. We also reviewed the questions of law that we considered appropriate. In arriving at the opinions expressed below, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, and certificates we have reviewed.  In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

In rendering the opinions below, we have assumed that: (i) the Registration Statement, and any amendments to it (including post-effective amendments), will have become and will remain effective when any Securities or any Common Stock requested on behalf of the Selling Security Holders (collectively, the “Registered Securities”) are issued thereunder; (ii) a Prospectus Supplement describing each class of Securities offered under the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class of Securities will have been established pursuant to the authorizing resolutions duly adopted by the Company’s board of directors (or its duly authorized committee), the Company’s Certificate of Incorporation, and applicable law; (iv) the Company will issue and deliver the Registered Securities in the manner contemplated by the Registration Statement; (v) the resolutions authorizing the Company to issue, offer, and sell the Registered Securities will have been duly adopted by the Company’s board of directors and will be in full force and effect at all times at which the Registered Securities are offered or sold by the Company; and (vi) all Registered Securities will be issued in compliance with federal and state securities laws.

With respect to any Warrants, we have assumed further that: (i) the warrant agreement, which the Company will have approved (the “Warrant Agreement”), to be entered into between the Company and the Purchaser thereof (the "Purchaser") or an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been duly authorized, executed, and delivered by the Company and the Purchaser or the Warrant Agent; and (ii) the Warrants will be duly authorized, executed, and delivered by the Company and the Purchaser or the Warrant Agent in accordance with the provisions of the Warrant Agreement.

     Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.           With respect to the Common Stock (other than the Common Stock to be offered by the Selling Security Holders or by the Company in an “at the market” offering pursuant to  Rule 415(a)(4) under the Securities Act), when (i) the Company has taken all necessary action to approve the issuance of the Common Stock, the terms of the offering, and related matters, and (ii) the Common Stock has been issued and delivered pursuant to the terms of the applicable definitive purchase, underwriting, or similar agreement approved by the Company, then, upon payment of the relevant consideration, the Common Stock will be duly authorized, validly issued, fully paid, and nonassessable. The Common Stock to be sold in an “at the market” offering pursuant to Rule 415(a)(4) under the Securities Act, when sold in accordance with the Registration Statement, the Prospectus, and Prospectus Supplement and such rule for the consideration provided therein, will be duly authorized, validly issued, fully paid, and nonassessable.

July 14, 2009

2.           The Warrants included in the Securities will, when (i) the Company has taken all necessary action to approve the creation and issuance and terms of the Warrants, the terms of the offering, and related matters; (ii) a Warrant Agreement and any other agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Purchaser or Warrant Agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, and delivered in accordance with the appropriate Warrant Agreement, any other agreements relating to the Warrants, and the applicable definitive purchase, underwriting, or similar agreement approved by the Company; then, upon payment of the relevant consideration, will be duly authorized and validly issued.

3.           The 1,692,047 shares and 181,664 shares of Common Stock to be sold by the Selling Security Holders are duly authorized and, when issued in accordance with the 2008 Warrants and the 1999 Option and for the consideration respectively provided therein, will be validly issued, fully paid, and nonassessable.

We express no opinions concerning the enforceability of indemnification provisions, to the extent they purport to relate to liabilities resulting from or based upon negligence, or any violation of federal or state securities laws, or blue sky laws.

The foregoing opinions are limited to the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and we express no opinion as to the effect on matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

The foregoing opinions are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

Very truly yours,

/s/ SNELL & WILMER L.L.P.

SNELL & WILMER L.L.P.